The Prudential Investment Portfolios, Inc.
      -Jennison Growth Fund
	-Jennison Equity Opportunity Fund
	-Dryden Active Allocation Fund
- JennisonDryden Conservative Allocation Fund
- JennisonDryden Moderate Allocation Fund
- JennisonDryden Growth Allocation Fund

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


      								November 29, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                        Re: The Prudential Investment Portfolios, Inc.
                         File No. 811-07343


Ladies and Gentlemen:

      Enclosed please find the Annual Report on Form N-SAR for The Prudential Investment Portfolios, Inc. for the annual period ended September 30, 2007. The Form N-SAR was filed using the
EDGAR system.



                                          Very truly yours,


							/s/ Jonathan D. Shain
                                          Jonathan D. Shain
                                          Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of November, 2007.







The Prudential Investment Portfolios, Inc.





Witness: /s/George Chen __			By:/s/ Jonathan D. Shain
         George Chen	 		     Jonathan D. Shain
         				     	     Assistant Secretary